UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

601 McCarthy Boulevard, Milpitas, California 95035
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholder Approved Amendments to the SanDisk Corporation 2005 Incentive Plan (the “2005 Plan”)

At the annual stockholder meeting of SanDisk Corporation (the “Registrant”), the stockholders of the Registrant approved certain amendments to the 2005 Plan that were proposed in the Registrant’s proxy statement filed on April 15, 2009 (the “Proxy Statement”). The approved amendments (i) increase the number of shares of the Registrant’s common stock (“Common Stock”) that may be delivered pursuant to awards granted under the 2005 Plan by an additional 5,000,000 shares, which is expected to be used over multiple years, and (ii) increase the allocation of the number of shares which may be issued without cash consideration under the 2005 Plan to 25% of all shares of Common Stock authorized for issuance under the 2005 Plan. The Board of Directors (the “Board”) of the Registrant previously approved the amendments to the 2005 Plan.

The following summary of the 2005 Plan is qualified in its entirety by reference to the text of the 2005 Plan, which was previously filed as Annex B to the Proxy Statement.

The 2005 Plan consists of three separate incentive programs: (i) the discretionary grant program under which eligible individuals may be granted options to purchase shares of Common Stock at the fair market value per share on the grant date or stock appreciation rights with a base price equal to the fair market value of the Common Stock on the grant date; (ii) the stock issuance and cash bonus programs under which eligible persons may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based awards, which may be subject to time-based and/or performance-based vesting requirements, and cash bonus opportunities intended to qualify as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”); and (iii) the automatic grant program for the non-employee members of the Registrant’s board of directors pursuant to which new and continuing non-employee board members are to receive grants (in the form of stock options and/or restricted stock or restricted stock units) automatically at periodic intervals over their period of board service. Participation in the discretionary grant and stock issuance and cash bonus programs is limited to employees of the Registrant and its subsidiaries, non-employee members of the Registrant’s board of directors or the board of directors of any subsidiary, and consultants and other independent advisors in the service of the Registrant or any subsidiary

The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2005 Plan equals the sum of (1) 25,700,000 shares (after giving effect to the amendments to the 2005 Plan), plus (2) the number of any shares subject to stock options granted under the Registrant’s 1995 Stock Option Plan or the Registrant’s 1995 Non-Employee Directors Stock Option Plan and outstanding as of May 27, 2005 that expire, or for any reason are cancelled or terminated, after that date without being exercised. No participant in the 2005 Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards for more than 1,000,000 shares of Common Stock in any single calendar year. The maximum number of shares which may be issued without cash consideration under the stock issuance program may not exceed twenty-five percent (25%) of the total number of shares of Common Stock from time to time authorized for issuance under the 2005 Plan.

The Board or one or more committees appointed by the Board administers the 2005 Plan. The Board has delegated general administrative authority for the 2005 Plan to the Compensation Committee of the Board (the “Compensation Committee”). The plan administrator has full power and authority (subject to the express terms of the 2005 Plan) to select the individuals who are to receive awards under the discretionary grant and stock issuance and cash bonus programs and to determine the time or times when those awards are to be made, the number of shares and the vesting schedule applicable to each award and the remaining terms and conditions of each such award. The plan administrator will also have the discretionary authority to accelerate the vesting of any and all outstanding stock-based awards under these programs. Awards under the automatic option grant program will be made in accordance with the express terms of that program, except for the limited authority of the plan administrator to determine the actual number of shares for which each such award is to be made, subject to the limitations of the program on the maximum number of shares for which awards may be made to new or continuing members of the Registrant’s board of directors.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase price of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
10.1	SanDisk Corporation Amended and Restated 2005 Incentive Plan, as amended (incorporated by reference to Annex B to the Registrant’s proxy statement filed on April 15, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 2, 2009
SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	SanDisk Corporation Amended and Restated 2005 Incentive Plan, as amended (incorporated by reference to Annex B to the Registrant’s proxy statement filed on April 15, 2009).